Century Laboratories, Inc.


                     Delaware   72-0510027

                         720 2nd Street
                      Santa Rosa, CA 95402

                       Tel. 818-242-1490
                       Fax. 818-905-1404

                           copies to:

                    Lance N. Kerr Law Office
                    155 W. Washington Blvd.
                           Suite 1995
                     Los Angeles, CA 90015
                       Tel. 213.741.1790
                       Fax. 213.741.1792

                            AMENDED
                     INFORMATION STATEMENT




INTRODUCTION

     This information statement is being mailed on or before May 4, 2002 to holders of record on April 22, 2002 of Century Laboratories, Inc., a Delaware corporation (the "Company") in connection with an anticipated change in the members of the Board of Directors. The information contained in this Information Statement regarding the persons designated to become directors of the Company has been furnished to the Company by third parties and the Company assumes no responsibility for its accuracy or completeness.

     This Information Statement is being delivered to provide information regarding anticipated changes in the members of the Board of Directors as a result of completion of an reorganization of the business of the Company.
This statement is for informational purposes only. You are urged to read this Information Statement carefully. No action on your part is sought or required.

     On April 4, 2002 Century Laboratories, Inc.,("CYLI"), the shareholders of Century Laboratories, Inc. who are or will be the owners of or otherwise represent at least fifty one per cent (51%) of all the issued and outstanding common stock (the "Shareholders") and Vista Continental Corp, a Nevada Corp. ("VCC") entered into a reorganization and stock purchase agreement (the "Reorganization Agreement").

     CYLI was incorporated in Delaware on June 16, 1958. Its authorized capital consists of 65,000,000 shares of common stock, par value $.001 and 10,000,000 shares of preferred stock, par value $.001. As of the date of the reorganization agreement CYLI had issued and outstanding 4,108,982 common shares and no shares of preferred stock issued and outstanding. CYLI had no outstanding options, warrants, rights or other contractual arrangements relating to the issuance of any additional common or preferred shares.

     At the closing the shareholders of VCC will exchange all of their issued and outstanding shares for 39,837,355 common shares of CYLI issued by CYLI for purposes of the transaction. These newly issued shares of CYLI will be issued pursuant to Section 4(2) of the Securities Act of 1933 and any related state securities law exemptions. The closing date is scheduled for May 15, 2002. The transaction will result in VCC becoming a wholly owned subsidiary of CYLI. Following the closing the total issued and outstanding shares of CYLI will total 43,946,337 common shares. No preferred shares will be outstanding. The closing is subject to certain due diligence by both parties to the agreement and may be changed by mutual agreement but in no event may it be extended beyond June 4, 2002.

     VCC is a natural resource company currently engaged in the acquisition, exploration and development of mineral resource properties. VCC was formed in 1999 and acquired several mineral resource properties in Peru.

     In conjunction with the reorganization plan the Company will seek written consent of the shareholders to amend the certificate of incorporation of CYLI to change its name to Vista Continental Corporation. The current officer and director will resign and appoint a new board of directors. These new directors will appoint new executive officers for the Company.



     The following table contains information regarding the Executive Officers and Directors of our Company:

Name            Age       Position                      Director  since:
---------------------------------------------------------------------------
Robert  Bryan    51       President, Secretary,       August 18, 2000
                          Treasurer & Director

     The following is a brief description of the business experience for the past five years of our Company's Executive Officers and Directors:

     Robert Bryan, a native of St. Louis, Missouri and attended Florissant Valley Jr. College from 1969-1971, where he studied art and graphic design. Mr. Bryan currently resides in the San Francisco, California area, has been a professional studio artist for over 20 years and founded his own art studio, Bryan Design, in 1989. Mr. Bryan's studio produces fine and commercial art products, including sculpture and paintings.


CHANGE IN MANAGEMENT

     Upon closing the officers and directors of CYLI shall become:

Directors:
     Steven Hegedus
     Richard Smythe
     Ashak Rustom
     Takao Nishimura
     Dennis Hare


Officers:

     President      Larry Nash
     Vice President Ashak Rustom
     Secretary      Howard Rubinoff
     Treasurer      Ashak Rustom


     The background and experience for the proposed officers and directors of the surviving corp is as follows:


Larry Nash, DDS
President

     Dr. Nash, age 59, a doctor of dental surgery, has received a national award in Canada for his service club administration excellence and has acted as Chief of his department at the Welland County Hospital. He is past Vice President of strategic planning for Nova Continental Development Corporation, a land development company in Nevada, and is past CEO of West Nevada Precious Metals of Nevada, a company engaged in precious metals testing.


Ashak Rustom
Vice President, Treasurer and a Director

     Mr. Rustom, age 51, is the Vice President, Chief Financial Officer, Treasurer and a Director for Nova Continental Development Corporation, a real estate land development company. He has an extensive background in project management, contract administration, financing, cash flow projections, property valuations, cost control as well as forecasts, and financial planning. Mr. Rustom has over 40 years experience in corporate finance and management of risk capital investments.



Howard Rubinoff
Secretary

     Mr. Rubinoff, age 45, a partner at the law firm Fogler/Rubinoff, is a lawyer with over 15 years experience in corporate and commercial law with an emphasis on mergers and acquisitions and financing. A graduate of Windsor Law School, Mr. Rubinoff has traveled extensively assisting clients in their global expansions and has been involved in the purchase and financing of many hydroelectric power plants. Mr. Rubinoff's firm is the Canadian member of the International Lawyers network.



Steven Hegedus, DDS
Director

     Dr. Hegedus, age 67, received his Doctor of Dental Surgery in 1952 from the University of Toronto, and has thriving orthodontic practices in Welland and Niagara Falls, Ontario. Dr. Hegedus has an extensive background in real estate holdings, development and business ventures as the owner of Helubar Corporation, an Ontario real estate holdings corporation and as the President of Villa Mora Corporation, an Ontario real estate development company.


Richard Smythe, Ph.D.
Director

     Dr. Smythe, age 56, has 25 years experience working with gas emissions and gas study research and testing technique development. Dr. Smythe received his Ph.D. in Analytical Chemistry at the University of Waterloo (Ontario). His doctoral dissertation dealt with the application of high resolution gas chromatography and mass spectrometry to the analysis of engine exhaust emissions. Dr. Smythe then did a post-doctoral fellowship in electro-analytical chemistry at the State University of New York at Buffalo.

     Since his post-doctoral work, Dr. Smythe has acted as adjunct research supervisor at Brock University in St. Catherines, Ontario, advising and supervising Master's in Science candidates in analytical chemistry. He also has lectured at Brock and other universities in the fields of industrial chemistry and environmental toxicology.

Dr. Smythe has operated his own testing and analysis laboratory and continues to act as consulting senior scientist for Walker Industries.

     A forensic scientist, Dr. Smythe is qualified as an expert witness in the fields of chemistry, toxicology, physics, mathematics, computer science, electronics and forensic science in all levels throughout the court system of the province of Ontario and the states of New York and Pennsylvania. He is a member of the American Chemical Society; Chemical Institute of Canada, Niagara Section (past Chairman); Chemical Advisory Board, Niagara College of Applied Arts and Technology (past Chairman); Society for Applied Spectroscopy; American Society for Materials; and Canadian Association of Fire Investigators.

Dr. Smythe's journal publications are as follows:

     A Gas Chromatographic-Mass Spectrographic Study of Organic Compounds Absorbed on Particulate Matter from Diesel Exhaust, F.W. Karasek, R.J. Smythe and R.J. Laub, Journal of Chromatography, 101, (1), 125-136 (1974)

     Preparation of High Capacity High Resolution Open Tubular Columns, F.W. Karasek, R.J. Smythe and R.J. Laub, Journal of Chromatography, 97, (2) 151-154
(1974)

     The Analysis of Diesel Engine Exhausts for Low Molecular Weight Carbonyl Compounds, R.J. Smythe and F.W. Karasek, Journal of Chromatography, 86, (1), 228-231 (1973)

     Trapping System and Technique for Indirect Gas Chromatographic Mass Spectrometry Interfacing, F.W. Karasek and R.J. Smythe, A.C. 43, 2008 (1971)

     The Reaction of Hydroperoxide with Triphenylphosphine, R. Hiatt, R.J. Smythe and Christine McColeman, Canadian Journal of Chemistry, 49 (10) 1707
(1971)


Dennis Hare
Director

     Mr. Hare, age 70, is past Vice-President and Director of International Operations for Acres International, a worldwide engineering consulting firm. He also served as Acres International's board member for Various Joint Ventures and Consortia, responsible for executing hydroelectric, irrigation and mining projects in Iran, India and China. As Vice-President, Hydro Division for Acres International, Mr. Hare had corporate responsibility for business development and operations relating to all hydroelectric, irrigation, water resource projects and agriculture activities overseas, including management of major projects in Pakistan, Ghana, Iran, China, Laos, Cambodia, Argentina, Colombia and Canada. Mr. Hare was also Founding Director of Canada China Power Inc. (CIPM).

     Mr. Hare received his degree in Civil Engineering from the University of Wales in Cardiff (UK) and is a member of both the Professional Engineers of Ontario and the Institution of Civil Engineers, UK. Mr. Hare is fluent in English and Spanish.


Takao Nishimura
Director

     Mr. Nishimura, age 48, graduated with a bachelor's from Kyoto University of Foreign Studies in 1977, and is an executive member of the Asian Pacific Alliance of YMCAs and an executive member of the alliance of YMCAs in Japan, as well as being District Governor of Y's Men's Club of Toshin District in Japan. Mr. Nishimura is president of Netwest USA, Inc. of Nevada and also president of Ebiyusa Co. of Osaka, Japan.











SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the numbers of shares of common stock that are owned of record of the Company prior to closing of the reorganization plan.

Name and Address              Number of Shares          Percent
                              Owned Beneficially        of Class


Robert Bryan                    2,646,698                 64.4
P.O. Box 3588
Santa  Rosa, CA 95402

Amanda Whipp                     500,000                  12.2
P.O. Box 1465
Agoura Hills, CA 91365

Edwin  Mendlinger                262,225                   6.4
160 East 65th Street,
Apt. 12F
New York, New York 10021

All Directors and Officers     2,646,698                  64.4










     The following table sets forth the numbers of shares of common stock that will be owned of record or beneficially following the closing of the transaction including the expected future officers and directors.

Name and Address              Number of Shares           Percent
                              Owned Beneficially         of Class

Steve Hegedus                    200,000                  .005
851 S. Ramprt Blvd. # 150
Las Vegas, NV 89128

Ashak Rustom                     205,800                  .005
851 S. Ramprt Blvd. # 150
Las Vegas, NV 89128

Takao Nishimura                  327,500                  .007
851 S. Ramprt Blvd. # 150
Las Vegas, NV 89128

Alberto Docouto               32,997,528                 75.09
851 S. Ramprt Blvd. # 150
Las Vegas, NV 89128

Robert Bryan                   2,646,698                  6.02
P.O. Box 3588
Santa Rosa, CA 95402


Proposed officers
and directors as a
group                            733,300                  1.67

Executive Compensation

     The current officer and director of the Company, Robert Bryan, does not draw a salary from the Company.

     Once the reorganization plan closes Dr. Larry Nash will be the new President of the Company. His compensation will be set at the rate of $ 93,000 per annum. He will received no other forms of compensation or stock options. No other compensation is currently planned for the other exptected officers and directors.

Legal Proceedings

     The Company is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated. No director, officer of affiliate of the Company, and no owner of record or beneficial owner of more than five percent (5%) of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.


FINANCIAL INFORMATION.

     Century Laboratories, Inc. is a reporting company. We incorporate by reference our latest filed report which is Form 10-KSB for the period ended December 31, 2001.


     Audited financial information for Vista Continental Corporation follows:

                        VISTA CONTINENTAL CORPORATION
                 (formerly Vista Continental Development Corp.)
                        (A Development Stage Company)
                        CONSOLIDATED BALANCE SHEET
                         As of September 30, 2001




     ASSETS

Cash                                               $   13,764

Prepaid rent                                           10,782
Property & equipment, net of $2,463
     accumulated depreciation                         932,038
Rental houses in Las Vegas, NV
  net of $7,084 accumulated depreciation            1,260,416
Mining concessions                                      9,775
Deposits                                                  500
                                                   ----------

                                                   $2,227,275
                                                   ==========



     LIABILITIES
Accounts payable                                  $    2,949
Advance payable to an officer                            100
Tenant security deposits                               3,345
                                                  ----------
      Total Liabilities                                6,394
                                                  ----------

Minority interest                                     12,418


Commitments


STOCKHOLDERS' EQUITY

Common stock, $.001 par, 75,000,000 shares
  authorized, 36,810,300 shares issued
  and outstanding                                     36,810
Additional paid in capital                         3,220,426
Deficit accumulated during
  the development stage                           (1,048,773)
                                                  ----------
Total Stockholders' Equity                         2,208,463
                                                  ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $2,227,275
                                                  ==========

                        VISTA CONTINENTAL CORPORATION
                (formerly Vista Continental Development Corp.)
                        (A Development Stage Company)
                     CONSOLIDATED STATEMENTS OF EXPENSES
           For the years ended September 30, 2001 and 2000 and
                  the Period from July 1, 1998 (Inception)
                          Through September 30, 2001



                                                             Inception
                                                              Through
                                    2001           2000         2001
                                 ---------     --------      ---------



Mining operating expenses       $  87,605      $  21,494     $ 135,883
Administrative expenses           886,148          1,390       887,538
Depreciation                        2,463                        2,463
                                ---------      ---------     ---------

Net loss from operations       (  976,216)      ( 22,884)   (1,025,884)

Other income
 - rental house expenses,
   net of rental house
   receipts                      ( 21,057)                   ( 21,057)
 - minority interest portion of
     net rental house expenses        211                         211

  - foreign currency loss        (  2,043)                   (  2,043)
                              -----------      ---------    ---------

Net loss                      $(  999,105)    $( 22,884)  $(1,048,773)
                              ===========      =========    =========
Per share, basic and diluted:
  Net loss per common share         $(.03)        $(.00)

  Weighted average
     common shares outstanding  36,263,346    34,930,000

                     VISTA CONTINENTAL CORPORATION
           (formerly Vista Continental Development Corp.)
                     (A Development Stage Company)
          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
               For the Period from July 1,1998 (Inception)
                       Through September 30, 2001

                                                     Deficit
                                                    Accumulated
                                                     During
                             Common Stock  Paid in  Development
                            Shares     $   Capital    Stage       Totals
                    ----------    -------   ---------- --------- ----------
Incorporation of:
  Vista Continental
    Corporation      1,430,000     $1,430                         $  1,430


Incorporation of
  Quillabamba
  Mining, S.A.C.    23,500,000     23,500  $( 22,521)                  979
Shareholder contributions
  to capital                                           29,248       29,248

Net loss                                           $( 26,784)      (26,784)
                     ----------  ------- --------      -------- ----------
Balances,
  September 30, 1999 24,930,000   24,930      6,727  ( 26,784)      4,873

Shares issued in exchange
  for mining equipment
  on October 1, 1999 10,000,000   10,000      30,000               40,000
Shareholder contributions
  to capital                                  32,290               32,290

Net loss                                             (  22,884) (  22,884)
                       ------   -------   ---------- ---------  ----------


Balances,
  September 30,2000 34,930,000   34,930      69,017  (  49,668)    54,279

Services at $.004
  per share in
  December 2000     1,620,000     1,620       4,860                 6,480
7 rental properties on
  March 29, 2001      114,000       114   1,117,497             1,117,611
Cash at $10 per share
  on May 22, 2001     100,000       100     999,900             1,000,000
1 rental property on
  June 7, 2001         13,000        13     132,647               132,660
Cash at $10 per share
  from June 2001 through
  September 2001       33,300        33     332,967               333,000

Options issued to employees                 373,750               373,750

Shareholder contributions
  To capital                                189,788               189,788

Net loss                                             ( 999,105) (999,105  )
                  ----------   -------  ----------  ----------- ----------
Balances,
  September 30, 2001 36,810,300 $36,810 $3,220,426  $(1,048,773 $2,208,463
                     ========== ======= ========== ===========  ==========


























































                 VISTA CONTINENTAL CORPORATION
         (formerly Vista Continental Development Corp.)
                  (A Development Stage Company)
             CONSOLIDATED STATEMENTS OF CASH FLOWS
       For the years ended September 30, 2001 and 2000 and
            the Period from July 1, 1998 (Inception)
                   Through September 30, 2001

                                                             Inception
                                                              Through
                                           2001       2000     2001
                                       ----------- ---------  ----------

CASH FLOWS FROM OPERATING ACTIVITIES
Net deficit accumulated during the
  development stage                   $ (999,105) $(22,884)  $(1,048,773
      )
Adjustments to reconcile net deficit
  to cash used by operating activities:
    Depreciation                           9,548                   9,548
    Stock and options issued
        for services                     380,230     1,280       380,230
    Income assigned to minority interest   ( 211)                 (  211)
    Increase in prepaid rent            ( 10,525)               ( 10,782)
    Increase in accounts payable           2,440      (599)        2,949
    Decrease in tenant security deposits(  1,255)                 (1,255)
                                      ---------- ----------   ----------
NET CASH USED BY OPERATING ACTIVITIES   (618,878)   (22,203)    (667,014)
                                      ---------- ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property & equipment      (893,710)   (   791)    (894,501)
  Acquisition of mining concessions                 ( 8,115)    (  9,775)
  Increase in deposits                  (    500)               (    500)
                                      ----------  ----------  ----------
                                        (894,210)   ( 8,906)    (904,776)
                                      ----------  ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from note payable to founder      100                     100
  Contributions to capital
    by founding shareholder              189,788     32,290      252,305
  Sale of stock                        1,333,000        150    1,333,150
                                       ---------- ---------   ----------
NET CASH FLOWS FROM
        FINANCING ACTIVITIES           1,522,888     32,440    1,585,555
                                      ---------- ----------   ----------
NET CHANGE IN CASH                         9,800      1,331       13,765

Cash balance, beginning                    3,965      2,634            0
                                      ---------- ----------   ----------
Cash balance, ending                  $   13,765  $   3,965   $   13,765
                                      ========== ==========   ==========
Noncash Transactions:
  Purchase of rent houses with stock  $1,250,271              $1,250,271
  Purchase of equipment with stock                $  40,000       40,000

                 VISTA CONTINENTAL CORPORATION
         (formerly Vista Continental Development Corp.)
                        (A Development Stage Company)
                CONSOLIDATED NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business. A predecessor entity, Quillabamba Mining, S.A.C., was organized as a Peruvian corporation on July 1, 1998 (see Note 2). The Norsoca Trust was created as a California Business Trust on July 25, 1998. 35 shareholders contributed a total of $1,430 for 1,430,000 shares. The proceeds were used to incorporate Vista Continental Development Corp., ("Vista Development") in Nevada on September 24, 1999. The Norsoca shareholders swapped their shares one for one for 1,430,000 shares of Vista and Norsoca was dissolved. Vista Development changed its name to Vista Continental Corporation ("Vista") on December 16, 1999. Vista is developing a mining concession in Peru that it acquired in October 2000. Vista also owns rent houses contributed by non-control shareholders. See Note 2.

Principles of consolidation. The consolidated financial statements include the accounts of Vista and its subsidiaries. All significant intercompany transactions and balances have been eliminated.

Cash and cash equivalents. For purposes of the statements of cash flows, Vista considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Use of estimates. In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the income statement. Actual results could differ from those estimates.

Revenue recognition. Vista has no revenues to date from its mining operations. Rental house income is included in other income.

Long lived assets. Property, plant and equipment are stated at cost less depreciation beginning when the assets are placed in service. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations.

Depreciation is computed by applying the straight-line method over the estimated useful lives of the machinery and equipment. Vista performs reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

A summary of property and equipment as of September 30, 2001 is as follows:

                                             Cost           Depr. lives
                                             ----------     -----------
     Mining equipment not yet in service     $  912,331        4 years
     Office computers and equipment              15,070        3 years
     Vehicles                                     7,100        3 years
     Accumulated depreciation                  (  2,463)
                                             ----------
                                             $  932,038
                                             ==========

Income taxes. Vista accounts for income taxes using the asset and liability approach which is used to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Vista records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.

Foreign currency. Vista's foreign subsidiary has the U.S. dollar designated as their functional currency. Financial statements of these foreign subsidiaries are remeasured to U.S. dollars for consolidation purposes using current rates of exchange for monetary assets and liabilities and historical rates of exchange for nonmonetary assets and related elements of expense. Revenue and other expense elements are remeasured at rates that approximate the rates in effect on the transaction dates. Remeasurement gains and losses are included in other income and expense.

Earnings per common share. Basic earnings (loss) per common share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per common share is computed using the combination of dilutive common share equivalents and the weighted average number of common shares outstanding during the period.

Stock options. Vista accounts for stock options issued to employees in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. For financial statement disclosure purposes and issuance of options and warrants to non-employees for services rendered, the Company follows statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation.


NOTE 2 - SUBSIDIARIES AND PROPERTY AND EQUIPMENT

In October 2000, Alberto Docouto contributed $40,000 in mining equipment valued at his original cost for 10,000,000 shares of Vista.

Quillabamba Mining S.A.C. ("Quillabamba") was formed as a Peruvian corporation on July 1, 1998. This entity controlled 7 mining leases in Peru. In October 2000, a 1% shareholder returned his share to Quillabamba and Mr. Docouto, a 98% shareholder, contributed his now 99% ownership of Quillabamba with Vista for 23,500,000 shares of Vista. Because both companies are and have been controlled by Mr. Docouto since their inceptions, these financial statements are shown as having been combined since the inception of each. The remaining 1% of Quillabamba is owned by a Peruvian citizen, as required by Peruvian law.

In March 2001, 7 rent houses in Las Vegas valued at $1,117,611 were contributed by an investor for 114,000 shares of Vista. These houses were contributed by Vista to Vista Management Holdings Co. LLC ("VMH I") in exchange for a 99% ownership interest in VMH I.

In June 2001, one rent house in Las Vegas valued at $132,660 was contributed by an investor for 13,000 shares. This house was contributed by Vista to Vista Management Holdings Co. II LLC ("VMH II") in exchange for a 99% ownership interest in VMH II.

The other 1% of each rent house LLC is controlled by Mr. Docouto through another entity.





NOTE 3   FURNITURE AND ARTWORK

Vista has furniture and artwork in its office with an original cost of $242,000. This furniture and artwork has not been purchased and is on loan from an unrelated party for the time being. There is no obligation to purchase it.


NOTE 4 - TENANT SECURITY DEPOSITS

Each of the eight rental properties require a security deposit from the tenant. In the acquisition of the rental properties, Vista assumed $4,600 of tenant security deposits. Balances as of September 30, 2001 and 2000 were $3,345 and $0 respectively.


NOTE 5 - MINORITY INTEREST

Vista owns 99% of each of its three subsidiaries. The remaining one percent minority interest in each subsidiary is held by another entity controlled by Mr. Docouto.


NOTE 6 - COMMON STOCK ISSUANCES

FOR SERVICES

In December 2000, Vista issued 1,500,000 shares of common stock to directors and employees for a fair value of $.004 per share for a total value of $6,000.

FOR CASH

In May 2001, Vista sold 100,000 shares of common stock for $10 per share for total proceeds of $1,000,000. From June 2001 through September 2001, Vista sold 33,300 shares of common stock for $10 per share for total proceeds of $333,000.


NOTE 7 - INCOME TAXES

Deferred tax assets                          $ 175,994
Less: valuation allowance                     (175,994                   )
                                             ---------
Net deferred taxes                           $       0
                                             =========

Vista has net operating losses of $27,784, $22,884, and $467,962 at September 30, 1999, 2000 and 2001 respectively which each can be carried forward 20 years.


NOTE 8   NET ROYALTY AGREEMENT

As compensation for initial corporate organizational efforts, on October 18, 2000 Vista agreed to grant an entity controlled by him a 10% net revenue interest in all future production from Vista's 7 mining leases (see Note 2). This interest is defined as all gross receipts less operating expenses. Because production has not begun and there are no proven mining reserves, Vista will record this compensation expense as saleable production occurs.


NOTE 9 - STOCK OPTIONS AND WARRANTS

Vista's Stock Option Plan provides for the grant of up to 600,000 shares of non-qualified options to directors, officers and employees of Vista, and opportunities for directors, officers, employees and consultants of Vista to make purchases of stock in Vista. The plan's issuances are administered by the Board of Directors of Vista, who have substantial discretion to determine the recipients, amounts, time, price, exercise terms, and restrictions, if any. 29,000 shares have been issued under this plan as of January 11, 2002 (see Note 11).

During the year ended September 30, 2001, Vista issued stock options to employees and directors. Vista uses the intrinsic value method of calculating compensation expense, as described and recommended by APB Opinion 25, and allowed by FASB Statement 123. During the year ended September 30, 2001, the difference between the current cash selling price of $10 per share and the option exercise price of $5 per share, for 431,000 shares is $215,500, which will be recognized as compensation expense for the issuance of these options. $178,000 was recognized in 2001 and $12,500 will be recognized in each of 2002, 2003 and 2004 as the options become exercisable. Had compensation cost for Vista's stock-based compensation plan been determined based on the fair value at the grant dates for awards under those plans consistent with the Black-Scholes option-pricing model suggested by FASB Statement 123, Vista's net losses and loss per share would not have changed.

Summary information is as follows:
                                                 No. of   Exercise
                                                 Options     Price
                                                 -------  --------

     Options outstanding at September 30, 2000      none
     Options granted in the current year         810,000   $  5.00
     Options forfeited during the current year  (100,000)     5.00
                                                --------   -------
     Options outstanding at September 30, 2001   710,000      5.00

     Weighted average grant-date fair value of
       options granted during the year                  $2,550,000
     Total compensation cost to be recognized in 2001:     373,750


Additional disclosures as of September 30, 2001 are:

                                             Options
                                            At $5.00
                                           ---------
     Number of shares                        710,000
     Weighted average remaining life        54 months

     Currently exercisable share options     400,000


NOTE 10 - COMMITMENTS AND CONTINGENCIES

Vista has two offices, one in Las Vegas and one in Toronto. The lease for the Las Vegas office expires on January 31, 2003 with a monthly rent of $10,800. The Toronto office lease is $2,525 per month and the term is month-to-month. Rent expense in 2001 and 2000 was $66,791 and $0 respectively.

Vista has employment agreements with 4 senior management personnel, which vary from 3 to 5 years in total length. As of January 11, 2002, the following are the minimum salary commitments.

     Year ended September 30, 2002      $  286,600
                          2003             302,200
                          2004             302,200
                          2005             302,200
                          2006             277,200
                    - thereafter             7,800
                                        ----------
                         Total          $1,478,200
                                        ==========

In connection with these employment agreements, Vista will owe 6 months' salary to two of these individuals if they are terminated by Vista. If Larry Nash, CEO beginning November 5, 2001, is terminated for any reason, his full salary, currently at $93,600 per year, is payable through November 5, 2006.

Two consultants are due 250,000 shares each when the company obtains a listing for trading of its shares on NASDAQ.


NOTE 11 - RENT HOUSE ACQUISITION PRO FORMA

The following table reflects the unaudited pro forma results of operations for the year ended September 30, 2001 and 2000, as if the 2001 acquisition had been completed on October 1, 1999. The pro forma results include estimates and assumptions which management believes are reasonable. However, pro forma results may not be indicative of the results which would have occurred if the business combination had been in effect on the dates indicated, or which may result in the future.


                                            2001      2000
                                       --------- ---------
Net loss from operations                (447,115)  (22,884)
Other income
 - rental house expenses, net of
     rental house receipts              ( 39,589)   18,415
 - minority interest portion of
     net rental house expenses               396   (   184)
                                       --------- ---------
Net loss                               $(486,308)$ ( 4,653)
                                       ========= =========


Per share, basic and diluted:
  Net loss per common share                $(.01)   $(.00)



NOTE 12   SUBSEQUENT EVENTS

In early January 2002, the Company issued an additional 29,000 options to two of its employees.







                  INDEPENDENT AUDITORS REPORT


To the Board of Directors
  Vista Continental Corporation
  (formerly Vista Continental Development Corp.)
  (A Development Stage Company)
  Houston, Texas

We have audited the accompanying balance sheets of Vista Continental Corporation, as of September 30, 2001 and 2000, and the related statements of expenses, stockholders equity, and cash flows for each of the two years then and for the period from September 24, 1999 (Inception) through September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vista Continental Corporation, as of September 30, 2001 and 2000, and the results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States.


MALONE & BAILEY, PLLC
www.malone-bailey.com
Houston, Texas

January 11, 2002



Pro Forma Consolidated Condensed Balance Sheet:

The following pro forma balance sheet has been derived from the balance sheet of Century Laboratories, Inc. ("CYLI") at December 31, 2001 and, adjusts such information to give effect to the acquisition of Vista Continental Corporation ("VCC"), as if the acquisition had occurred at each company's fiscal year-end as indicated. This pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at each company's fiscal year-end as indicated. The pro forma balance sheet should be read in conjunction with the notes thereto and CYLI's financial statements and related notes thereto contained in CYLI's latest annual report filed with the SEC, and VCC's consolidated financial statements and related notes thereto enclosed with this filing.


                                12/31/01      9/30/01                         10/31/01
                                  CYLI         VCC           Adjustments     Pro Forma
                              ----------    ----------       ------------    ----------
Cash                          $       36    $   13,764                       $   13,800
Accounts receivable, net               0        10,782                           10,782
                              ----------    ----------                       ----------
  Total current assets                36        24,546                           24,582
Property and equipment, net            0       932,038                          932,038
Rental houses in Las Vegas             0     1,260,416                        1,260,416
Mining concessions                               9,775                            9,775
Deposits                               0           500                              500
                              ----------    ----------                       ----------
  Total assets                $       36    $2,227,275                       $2,227,311
                              ==========    ==========                       ==========


Accounts payable and
  accrued expenses            $        0    $    6,394                       $    6,394
Note payable to shareholder       25,800                                         25,800
                               ----------   ----------                       ----------
  Total current liabilities        25,800        6,394                           32,194

Minority interest                               12,418                            2,418

Stockholders' Equity
Common stock, $.001 par value,
  65,000,000 shares authorized,
  3,217,204 and 40,027,504
  shares issued and
  outstanding                      3,217                  (1)     36,811         40,028
Common stock, $.001 par value,
  75,000,000 shares authorized,
  36,810,300 shares issued and
  outstanding                                   36,810     (1)    (   36,810)
Additional paid in capital     7,708,666     3,220,426     (1)    (7,737,648) 3,191,444
Retained deficit              (7,737,647)   (1,048,773)    (1)     7,737,647 (1,048,773)
                              ----------    ----------                       ----------
                               (  25,764)    2,208,463                        2,182,699
                              ----------    ----------                       ----------
                              $       36    $2,227,275                       $2,227,311
                              ==========    ==========                       ==========




Notes to Pro Forma Consolidated Condensed Balance Sheet

(1) Century Laboratories, Inc. will issue (a) 39,837,355 shares of its common stock in exchange for 100% of the outstanding stock of Vista Continental Corporation. As of the merger date, CYLI has 4,108,982 shares outstanding and VCC has 39,837,355 shares outstanding, so the total combined outstanding shares will be their sum, or 43,946,337. However, as of their respective year-ends, CYLI has 3,217,204 shares outstanding and VCC has 36,810,300 shares outstanding, so the pro forma shows a combined total of only 40,027,504 shares outstanding.

The combination is accounted for as a recapitalization of VCC. All recorded values of assets and liabilities continue in the combined entity.
(2) VCC audited financial statements as of September 30, 2001 and for the two years then ended are included in this filing.




    THIS AMENDED INFORMATION STATEMENT IS PROVIDED TO YOU FOR INFORMATION PURPOSES ONLY. NO ACTION ON YOUR PART IS SOUGHT OR REQUIRED.

May 10, 2002